EXECUTION VERSION

Confidential

STOCKHOLDERS’ AGREEMENT

by and among

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.,

ASP MD INVESTCO L.P.,

AMERICAN SECURITIES LLC, and

EACH AFFILIATE SHAREHOLDER THAT IS OR BECOMES PARTY HERETO

Dated April 6, 2017

TABLE OF CONTENTS

i

SCHEDULES

Schedule A ‒ The Shareholder and Affiliate Shareholders
Schedule B – Exempt Persons

ii

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT, dated as of April 6, 2017 (this “Agreement”), is by and among American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), ASP MD Investco L.P., a Delaware limited partnership (“ASP MD Investco”), American Securities LLC, a New York limited liability company (“American Securities” and, together with ASP MD Investco, the “Shareholder”), and each Affiliate Shareholder that is or becomes party hereto in accordance with Section 1.1(b).  ASP MD Investco, American Securities, each Affiliate Shareholder, and the Company are referred to hereinafter each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of November 3, 2016 (the “Merger Agreement”), by and among the Company, Metaldyne Performance Group Inc., a Delaware corporation (“MPG”), and Alpha SPV I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), at the Effective Time, Merger Sub will merge with and into MPG, with MPG continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, as a result of the Merger, the Shareholder will become the Beneficial Owner of shares of common stock of the Company, as set forth on Schedule A attached hereto;

WHEREAS, the Parties are entering into this Agreement at the Closing to set forth certain rights and restrictions with respect to the Shares; and

WHEREAS, this Agreement is the Stockholders’ Agreement referred to in the Merger Agreement;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
TRANSFER RESTRICTIONS

Section 1.1          General.

(a)          The Shareholder shall not Transfer any Shares except as permitted by Section 1.1(b), Section 1.2 or Article II.

(b)          The Shareholder may freely Transfer Shares to any controlled Affiliate of American Securities, unless prohibited by Law; provided that the Shareholder shall cause the applicable Affiliate transferee to execute a joinder to this Agreement, in form and substance reasonably acceptable to the Company, as a condition to the effectiveness of any such Transfer.  Each such Affiliate of the Shareholder that Beneficially Owns Shares (an “Affiliate Shareholder”) shall, and the Shareholder shall cause each Affiliate Shareholder to, comply with the terms of this Agreement, and each Affiliate Shareholder shall be entitled to the rights and privileges and to receive the benefits conferred hereunder, in each case, as if such Affiliate Shareholder were the Shareholder.

If any Affiliate Shareholder ceases to be a controlled Affiliate of American Securities (a “Former Affiliate”), such Former Affiliate shall Transfer any Shares Beneficially Owned by such Former Affiliate to the Shareholder or another controlled Affiliate of American Securities before such Former Affiliate ceases to be a controlled Affiliate of American Securities.

(c)          The Shareholder shall promptly notify the Company in writing of any Transfer of Shares by the Shareholder or any Affiliate Shareholder, and the Company shall update Schedule A hereto to reflect any such Transfer.

Section 1.2          Restricted Period.

(a)          Except as permitted by Section 1.1(b) or Article II, the Shareholder shall not Transfer any Shares during the Restricted Period without the prior written consent of the Company.

(b)          Following the Restricted Period and until (and including) the Expiration Date, the Shareholder shall not Transfer any Shares except:

(i)	in accordance with the provisions of Article II;

(ii)	in accordance with Rule 144;

(iii)
to any Person or Group who, after giving effect to such Transfer, would, together with its Affiliates, Beneficially Own no more than seven and one-half percent (7.5%) of the outstanding common stock of the Company and would be eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1)(ii) of the Exchange Act;

(iv)
in any distribution to all of the limited partners (on a pro rata basis in accordance with their respective ownership percentages) and the general partner (and its representative members) of the Shareholder or an Affiliate Shareholder in accordance with the terms of the organizational documents of such Shareholder or Affiliate Shareholder; provided that, after giving effect to such Transfer, no such partner who is Transferred more than two percent (2%) of the outstanding common stock of the Company (together with its Affiliates (other than the Shareholder or any Affiliate Shareholder)) would, to the knowledge of the Shareholder, Beneficially Own more than seven and one-half percent (7.5%) of the outstanding common stock of the Company;

(v)	up to seven and one-half percent (7.5%) of the outstanding common stock of the Company to each Exempt Person; or

(vi)	with the prior written consent of the Company.

Section 1.3          Legend.

(a)          All certificates or other instruments representing the Shares will bear the following legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, OWNERSHIP AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT, DATED APRIL 6, 2017, BY AND AMONG AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., ASP MD INVESTCO L.P., AMERICAN SECURITIES LLC, AND, IF APPLICABLE, THE OTHER PARTIES THERETO, AS IT MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE COMPANY, WITHOUT COST.

(b)          At the Shareholder’s request, upon delivery to the Company of a legal opinion of the Shareholder’s counsel, in form and substance reasonably acceptable to the Company, to the effect that the legend in Section 1.3(a) is no longer required under the Securities Act and applicable state laws, and no restrictions set forth herein continue to apply to the Shares, the Company will promptly take such commercially reasonable actions as are required to cause such legend to be removed from any certificate or other instrument representing the Shares.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1          Demand Registration.

(a)          At any time following the Restricted Period, the Shareholder may, by providing written notice (a “Demand Registration Request”) to the Company, request to sell all or a portion of the Registrable Securities Beneficially Owned by the Shareholder pursuant to a Registration Statement in the manner specified in such notice, provided that the aggregate market value of such Registrable Securities so requested to be sold, as measured by the market price of such Registrable Securities on the date of the Demand Registration Request, shall not be less than $100 million (a “Demand Registration”).  Each Demand Registration Request shall specify the number of Registrable Securities intended to be offered and sold pursuant to the Demand Registration and the intended method of disposition thereof, including whether the registration requested is for an underwritten offering.  A Demand Registration shall be effected by way of a Registration Statement on Form S-3 or any similar short-form registration to the extent the Company is permitted to use such form at such time (or to the extent the Company is not permitted to use such form, on Form S-1 or a similar long-form registration).  The Company may, after consultation with the Shareholder, comply with a Demand Registration Request by, at the Company’s option, (x) filing a Registration Statement (including a Shelf Registration Statement) which will be used to offer the Registrable Securities and/or (y) providing a prospectus supplement for an already effective Registration Statement.

If the Company is then ASR Eligible, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be an ASRS containing a Prospectus naming the Shareholder as the selling shareholder and registering the offering and sale of the Registrable Securities by the Shareholder on a delayed or continuous basis pursuant to Rule 415 (an “ASRS Resale Shelf Registration Statement”).  The Company shall use its commercially reasonable efforts to cause any Registration Statement (or prospectus supplement, as applicable) relating to a Demand Registration (xx) to be filed with the SEC as promptly as reasonably practicable following the receipt of the Demand Registration Request, and in no event more than twenty (20) Business Days after receipt of a Demand Registration Request (or such longer period agreed to by the Shareholder), (yy) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as reasonably practicable after the filing thereof and (zz) to remain continuously effective during the Effectiveness Period.

(b)          The Shareholder shall have the right to request up to a total of two (2) Demand Registrations in any twelve (12)-month period pursuant to this Section 2.1; provided, that such obligation shall be deemed satisfied (and such request shall count as one Demand Registration Request for the Shareholder) only when a Registration Statement shall have become effective and (x) if the method of disposition thereof is a firm commitment Public Offering, at least 50% of such Registrable Securities requested to be sold, after giving effect to any Underwriter Cutback (described in Section 2.1(e)),  shall have been sold pursuant thereto, and (y) in any other case, such Registration Statement shall have remained effective for the Effectiveness Period.  The Shareholder may revoke a request for a Demand Registration by notifying the Company prior to the effective date of the applicable Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering; provided that such request shall count as one of the Shareholder’s requests for a Demand Registration unless the Shareholder (i) provides such notice of revocation (A) except with respect to Underwritten Block Trades, within three (3) Business Days after requesting such Demand Registration, or (B) pursuant to Section 2.4(c) as a result of a Notice of Suspension, or (ii) reimburses the Company for all reasonable and documented out-of-pocket expenses (including Registration Expenses) actually incurred by the Company relating to such Demand Registration.

(c)          The Company shall (i) prepare, (ii) file with the SEC and (iii) use commercially reasonable efforts to have effective starting one hundred eighty (180) days from the date of this Agreement, a Shelf Registration Statement on Form S-3 or such other form as the Company is then eligible to use (such Shelf Registration Statement shall be an ASRS to the extent that the Company is then ASR Eligible) (or, at its option, after consultation with the Shareholder, provide a prospectus supplement for an already effective Shelf Registration Statement) with respect to the registration under the Securities Act of the resale of up to 25,691,349 Shares (the “Transaction Shelf Registration Statement”) (such Transaction Shelf Registration Statement shall include a prospectus sufficient to permit the resale of all such Shares by the Shareholder).  The Company shall use its commercially reasonable efforts to keep the Transaction Shelf Registration Statement continuously effective for the Effectiveness Period, including by filing subsequent registration statements, if necessary, subject to the Securities Act and the provisions of Section 2.4.

For a period of two (2) years following the Closing Date, any Shares which have been registered on the Transaction Shelf Registration Statement may be included in any underwritten offering conducted by the Company upon the proper exercise of a demand or piggyback right hereunder pursuant to and in accordance with Section 2.1 or Section 2.2, as applicable, subject to compliance with the notice and cutback procedures contained herein.

(d)          If a Demand Registration is a Public Offering, the Shareholder shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) (subject to the consent of the Company, which shall not be unreasonably withheld or delayed) and counsel for the Shareholder in connection with such offering (including in any underwritten offering under a Shelf Registration Statement or any Underwritten Block Trade).

(e)          For the first two (2) years following the date of this Agreement, in no event shall any Person (other than the Company with respect to a primary offering of its equity securities) be entitled to include any equity securities of the Company in any offering requested pursuant to this Section 2.1 without the prior written consent of the Shareholder, such consent not to be unreasonably withheld after consultation with its advisors.  In the event the managing underwriter shall be of the opinion that the number of such securities, when taken together with the Registrable Securities requested to be included in a Public Offering pursuant to a Demand Registration Request, alone or taken together with the equity securities of the Company to be included therein, would adversely affect the marketing of such offering (including the price at which the securities of the Company may be sold), then the number of securities of the Company to be included in such underwritten offering will be reduced (an “Underwriter Cutback”), with the securities of the Company to be included in such offering based on the following priority:  (x) first, the number of Shares requested to be included on behalf of the Shareholder up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the Shares may be sold); and (y) second, in addition to the Shares included pursuant to the preceding clause (x), the number of the equity securities of the Company elected to be included by the Company (whether for the Company’s own account or for the account of any other holder of equity security of the Company consented by the Shareholder to participate in the offering) up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities of the Company (including the Shares) may be sold).

(f)          Notwithstanding any other provision of this Article II, but subject to Section 2.4, if the Shareholder wishes to effect a Demand Registration through an underwritten block trade or similar transaction or other transaction with a one-day or less marketing period, including overnight bought deals (collectively, an “Underwritten Block Trade”), pursuant to a Shelf Registration Statement (either through filing an ASRS or through a take-down from an already effective Shelf Registration Statement), then notwithstanding any other time periods in this Article II, the Shareholder shall notify the Company of the Underwritten Block Trade five (5) Business Days prior to the date such Underwritten Block Trade is to commence.  As expeditiously as possible, the Company shall use its commercially reasonable efforts to facilitate such Underwritten Block Trade (which may price as early as five (5) Business Days after the date it commences).  The Shareholder shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request (including by disclosing the maximum number of Shares proposed to be the subject of such Underwritten Block Trade) in order to facilitate preparation of the Registration Statement (including filing of an ASRS), Prospectus and other offering documentation related to the Underwritten Block Trade and any related due diligence and comfort procedures.

(g)          Notwithstanding anything else in this agreement, the Company shall have no obligation to facilitate a Public Offering of Registrable Securities initiated by the Shareholder except pursuant to, and subject to the limitations contained in, this Section 2.1, Section 2.2, and in accordance with Section 2.6.

(h)          The Company hereby represents that, as of the date hereof, it is a “well-known seasoned issuer” (having the meaning given thereto pursuant to Rule 405 promulgated under the Securities Act) and eligible to use Form S-3.

Section 2.2          Piggyback Registration.

(a)          If the Company at any time following the Closing Date proposes to file a registration statement or conduct a securities offering, including an Underwritten Block Trade, off an already filed Shelf Registration Statement using a prospectus supplement (such registration statement or prospectus supplement, a “Primary Registration Statement”) for the primary sale of any equity securities of the Company (except with respect to registration statements on Form S-4, Form S-8 or another form not available for registering the Registrable Securities for sale to the public), it will give prompt written notice thereof to the Shareholder of its intention to do so (such notice to be given not less than five (5) Business Days (or, in the case of Underwritten Block Trades, three (3) Business Days) prior to the anticipated filing date of the Primary Registration Statement).  The Shareholder, to the extent it still holds any Registrable Securities, shall within five (5) Business Days (or, in the case of Underwritten Block Trades, three (3) Business Days) of receipt of such notice indicate to the Company if it wishes to participate in the offering contemplated by the Primary Registration Statement and, if so, the number of Registrable Securities it wishes to offer and sell.  The Company will use its commercially reasonable efforts to cause the Registrable Securities as to which inclusion shall have been so requested to be included in the Primary Registration Statement.  The Shareholder shall be entitled to sell the Registrable Securities included in a Primary Registration Statement in accordance with the method of distribution requested by it; provided that, if the Primary Registration Statement relates to an underwritten offering, then (i) the Company shall be entitled to select the underwriters in its sole discretion and (ii) the Shareholder must sell all Registrable Securities included on the Primary Registration Statement in such underwritten offering pursuant to an underwriting agreement containing terms and conditions that are customary for secondary offerings.  In the event that an Underwriter Cutback is required in the view of the managing underwriter, then the securities of the Company to be included in such underwritten offering will be based on the following priority:  (x) first, the number of securities that the Company seeks to include in the offering, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which such securities of the Company may be sold); (y) second, in addition to the securities of the Company included pursuant to the preceding clause (x), (A) for the first two (2) years following the date of this Agreement, the number of Registrable Securities requested to be included by the Shareholder, and (B) after the date that is two (2) years following the date of this Agreement, the number of the securities of the Company requested to be included by the Shareholder and any other Person(s) who has (have) elected to include securities pursuant to written agreements with the Company, in each case, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities (including the Registrable Securities) may be sold), and (z) third, in addition to securities of the Company included pursuant to the preceding clause (x) and the Registrable Securities of the Shareholder and the securities of any other Person included pursuant to the preceding clause (y), the number of securities of the Company requested to be included by any other Person(s) in the offering with the permission of the Company, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities of the Company may be sold).

The Underwriter Cutbacks described in the immediately preceding clause (y)(B) shall be allocated pro rata among the participating Persons, including the Shareholder, on the basis of the number of securities, including Registrable Securities, requested to be included in such registration by such Persons.  The Company may withdraw a Primary Registration Statement prior to its being declared effective without incurring any liability to the Shareholder and shall not be required to keep a Primary Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the securities of the Company to be sold by the Company as described in the Prospectus included in the Primary Registration Statement.  The Shareholder may, at least two (2) Business Days prior to the effective date of a Primary Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering, as applicable, withdraw any Registrable Securities that it had sought to have included therein, without any liability to the Company or requirement to reimburse for any out-of-pocket expenses of the Company.  No registration of Registrable Securities pursuant to this Section 2.2 shall relieve the Company of its obligations to effect registrations pursuant to Section 2.1.

(b)          If the Company at any time following the Closing Date proposes to file a registration statement or conduct an offering of any of its securities off an already filed Shelf Registration Statement using a prospectus supplement (such registration statement or prospectus supplement, a “Secondary Registration Statement”) for the secondary sale of its equity securities under the Securities Act on behalf of one or more holders of equity securities of the Company other than the Shareholder (the “Requesting Third Party Shareholders”), the Company will give prompt written notice to the Shareholder of its intention to do so (such notice to be given not less than five (5) Business Days (or, in the case of Underwritten Block Trades, three (3) Business Days) prior to the anticipated filing date of the Secondary Registration Statement).  The Shareholder, to the extent it still holds Registrable Securities, shall within five (5) Business Days (or, in the case of Underwritten Block Trades, three (3) Business Days) of receipt of such notice indicate to the Company if it wants to participate in the offering contemplated by the Secondary Registration Statement and, if so, the number of Registrable Securities it wishes to offer and sell.  The Company will use its commercially reasonable efforts to cause the Registrable Securities as to which inclusion shall have been so requested to be included in the Secondary Registration Statement.  The Shareholder shall be entitled to sell the Registrable Securities included in a Secondary Registration Statement in accordance with the method of distribution requested by it; provided that, if the Secondary Registration Statement relates to a Public Offering, then (i) the Requesting Third Party Shareholders (or the Company) shall be entitled to select the underwriters and (ii) the Shareholder must sell all Registrable Securities included on the Secondary Registration Statement in such Public Offering pursuant to an underwriting agreement on the same terms and conditions as those applicable to the Requesting Third Party Shareholders.

In the event that an Underwriter Cutback is required in the view of the managing underwriter, then the securities to be included in such Public Offering will be based on the following priority:  (x) first, the number of the securities of the Company that the Requesting Third Party Shareholders seek to include, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which such securities may be sold); (y) second, in addition to the securities included pursuant to the preceding clause (x), (A) for the first two (2) years following the date of this Agreement, the number of Registrable Securities requested to be included by or on behalf of the Shareholder, and (B) after the date that is two (2) years following the date of this Agreement, the number of the securities of the Company requested to be included by the Shareholder and any other Person(s) who has (have) elected to include securities pursuant to written agreements with the Company, in each case, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities (including the Registrable Securities) may be sold); (z) third, in addition to the securities included pursuant to the preceding clauses (x) and (y), the number of securities sought to be included by other Persons permitted to participate in such underwritten offering, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which the securities may be sold).  The Underwriter Cutbacks described in the immediately preceding clause (y)(B) shall be allocated pro rata among the participating Persons, including the Shareholder, on the basis of the number of securities (including Registrable Securities) requested to be included in such registration by such Persons.  Requesting Third Party Shareholders or the Company may withdraw a Secondary Registration Statement prior to its being declared effective without incurring any liability to the Shareholder, and the Company shall not be required to keep a Secondary Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the sale of the securities by the Requesting Third Party Shareholders as described in the Prospectus included in the Secondary Registration Statement.  The Shareholder may, at least two (2) Business Days prior to the effective date of a Secondary Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering, as applicable, withdraw any Registrable Securities that it had sought to have included therein, without any liability to the Company or any other Person or requirement to reimburse for any out-of-pocket expenses of the Company.

Section 2.3          Expenses.  Except as specifically provided herein, all Registration Expenses incurred in connection with the registration or offering and sale of the Registrable Securities shall be borne by the Company and all Selling Expenses shall be borne by the Shareholder.

Section 2.4          Suspensions.

(a)          Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice (a “Notice of Suspension”) to the Shareholder, to delay the filing or effectiveness of a Registration Statement or require the Shareholder to suspend the use of the Prospectus for sales of Registrable Securities under an effective Registration Statement for a reasonable period of time not to exceed sixty (60) consecutive days or ninety (90) days in the aggregate in any twelve (12)-month period (a “Suspension Period”) if the Company Board (or the executive committee thereof) determines in good faith that such filing, effectiveness or use would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving the Company that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, acquisition activities or business activities of the Company;

provided, that if at the time of receipt of such notice by the Shareholder, the Shareholder shall have sold all or a portion of the Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the sale of such Registrable Securities) pursuant to an effective Registration Statement and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then, provided that the Shareholder has given the Company at least two (2) Business Days’ notice prior to entering into such sale, the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities Laws by the time such Registrable Securities are scheduled to be delivered.  Immediately upon receipt of a Suspension Notice, the Shareholder shall discontinue the disposition of Registrable Securities under an effective Registration Statement and Prospectus relating thereto until the Suspension Period is terminated.

(b)          The Company agrees to promptly notify in writing the Shareholder, to the extent it still holds Registrable Securities, of the termination of a Suspension Period.  After the expiration of any Suspension Period in the case of an effective Registration Statement, and without the need for any further request from the Shareholder, the Company shall, as promptly as reasonably practicable, prepare a post-effective amendment or supplement to such Registration Statement, the relevant Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration Statement or the Prospectus, as applicable, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          If a Suspension Period occurs during the Effectiveness Period for a Registration Statement, such Effectiveness Period shall be extended for a number of days equal to the total number of days during which the distribution of Registrable Securities is suspended under this Section 2.4.  If the Company notifies the Shareholder of a Suspension Period with respect to a Registration Statement requested pursuant to Section 2.1 (including a Demand Registration Request) that has not yet been filed or declared effective, (x) the Shareholder may by notice to the Company withdraw such request without such request counting as a Demand Registration Request and (y) the Shareholder will not be obligated to reimburse the Company for any of its out-of-pocket expenses, including Registration Expenses.

(d)          Notwithstanding anything to the contrary contained in this Agreement, the Company may delay the filing or effectiveness of a Registration Statement or require the Shareholder to suspend the use of the Prospectus for sale of Registrable Securities under an effective Registration Statement: (i) during any of the Company’s recurring quarterly earnings blackout periods, determined in accordance with such policy as the Company shall generally maintain and communicate to the Shareholder from time to time, and any such blackout period shall be deemed to constitute a Suspension Period hereunder but shall not be subject to, and shall not count against, the time periods in Section 2.4(a) or be subject to Section 2.4(c);

and (ii) if, in the good faith determination of the Company, it is not feasible for the Company to proceed with the registration or offering because (x) audited financial statements of the Company, or (y) audited financial statements of any acquired company or pro forma financial statements that are required by the Securities Act to be included in any related registration statement or prospectus are then unavailable, until such time as such financial statements are prepared or obtained by the Company, and any delay or suspension shall be treated as a Suspension Period hereunder, except that it shall not be subject to, and shall not count against, the time periods in Section 2.4(a) or be subject to Section 2.4(c); provided that, with respect to clause (y), the Company shall use its reasonable best efforts to prepare or obtain the relevant acquired company or pro forma financial statements as quickly as reasonably practicable; and provided, further, that in no event will more than forty (40) days of the period from which such financial statements are required to be filed pursuant to Item 9.01 of Form 8-K be excluded from the time periods in Section 2.4(a) or be subject to Section 2.4(c).

Section 2.5          Lock-Up Obligations.  To the extent reasonably requested by a managing underwriter, if any, of any underwritten Public Offering (including any Underwritten Block Trade) of the equity securities of the Company, the Shareholder and, if such offering is pursuant to Section 2.1 or Section 2.2, the Company, each hereby severally agree, (i) not to (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any shares of common stock of the Company or any other form of Capital Stock (collectively, the “Restricted Stock”) (other than, in the case of the Company, the grant of equity awards with respect to, or the issuance of shares of Capital Stock under, any of the Company’s bona fide equity incentive plans in existence at the start of the lock-up period specified in this Section 2.5), (B) enter into any swap or other derivatives transaction that transfers to another Person, in whole or in part, any of the economic benefits or risks of ownership of Restricted Stock, whether any such transaction described in clause (A) above or this clause (B) is to be settled by delivery of Restricted Stock or other securities, in cash or otherwise, or (C) publicly disclose the intention to do any of the foregoing, in each case, for a period specified by such managing underwriter or co-managing underwriter but no more than the ten (10) days prior to and the sixty (60) days (or ninety (90) days if reasonably requested by the managing underwriters) following the pricing date of the Public Offering of such securities.

Section 2.6          Registration Procedures.  Whenever the Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 or Section 2.2, subject to the provisions of those Sections, the Company will use its commercially reasonable efforts to effect the registration and the offer and sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and shall, in connection with any such request, other than during any Suspension Period, use commercially reasonable efforts to:

(a)          prepare and promptly file with the SEC a Registration Statement (or a prospectus supplement, as applicable) with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter and remain effective for the period of the distribution contemplated thereby (but in no event longer than the Effectiveness Period) and at least three (3) Business Days (or, with regard to any Underwritten Block Trade, as soon as reasonably practicable) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (but, for the avoidance of doubt, not any documents incorporated by reference therein), or any related free writing prospectus, furnish to the Shareholder and the underwriter(s), if any, copies of all such documents proposed to be filed, and provide the Shareholder with the opportunity to object to any information pertaining to it and the plan of distribution that is contained therein;

(b)          (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and any prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act in accordance with the Shareholder’s intended method of disposition set forth in such Registration Statement for such period, and (ii) provide reasonable notice to the Shareholder and the managing underwriter(s), if any, to the extent that the Company determines that a post-effective amendment to a registration statement would be appropriate;

(c)          furnish to the Shareholder and the underwriter(s), if any, without charge, such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) and any other prospectuses filed under Rule 424 and each free writing prospectus as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

(d)          use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Shareholder or, in the case of a Public Offering, the managing underwriter reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities Beneficially Owned by it; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)          promptly notify the Shareholder and each managing underwriter, if any:  (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, any post-effective amendment to the Registration Statement or any free writing prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company’s draft responses thereto), from the SEC to the Company relating to such Registration Statement or any Prospectus or any amendment or supplement thereto (but not, for the avoidance of doubt, any documents incorporated by reference therein); (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any jurisdiction or the initiation of any proceeding for such purpose.

(f)          if at any time (A) any event or development shall occur or condition shall exist as a result of which the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading, or (B) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify the Shareholder and each managing underwriter, if any, and promptly prepare and file with the SEC (to the extent required) and furnish to the Shareholder and each underwriter, if any, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading, or so that the Disclosure Package will comply with Law;

(g)          use its commercially reasonable efforts to make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(h)          use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement on the New York Stock Exchange or any other national securities exchange selected by the Company;

(i)          use its commercially reasonable efforts to cause its officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate in, make themselves reasonably available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto, taking into account the Company’s reasonable business needs;

(j)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement (or the pricing date of the relevant offering);

(k)          if the offering is underwritten pursuant to a Demand Registration Request, then at the request of the Shareholder, (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the Shareholder reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities, (ii) use commercially reasonable efforts, subject to the Company’s reasonable business needs, upon reasonable advance notice and without unduly interfering with the Company’s business, to have members of its management participate in due diligence sessions and, in the case of marketed offerings and investor calls and “road shows” (to the extent reasonably determined by the underwriters to be necessary or desirable for a successful offering of the securities), and (iii) use commercially reasonable efforts to furnish to the underwriters a customary legal opinion and disclosure letter from counsel to the Company and customary comfort letters from the independent public accountants retained by the Company (and brought down to the closing under the underwriting agreement);

(l)          in connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Shareholder or its legal counsel; participate in, and make documents available for, the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information;

(m)          use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Shareholder of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(n)          otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Shareholder in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement, such cooperation to include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to the Company’s transfer agent in order to cause the transfer agent to allow Shares to be sold from time to time as permitted by Law;

(o)          take all reasonable action to ensure that any Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or Section 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related Prospectus, prospectus supplement and related documents and, when taken together with the related Prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(p)          use its commercially reasonable efforts to cooperate with the managing underwriters, if any, the Shareholder and their respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange or any other national securities exchange on which the Shares are listed; and

(q)          pay the applicable filing fees covering the Registrable Securities in compliance with the SEC rules and to file such amendments or subsequent registration statements as may be required to maintain an effective registration statement for the relevant Effectiveness Period.

Section 2.7          Effectiveness Period.  For purposes of this Article II, the period of distribution of Registrable Securities in a firm commitment Public Offering shall be deemed to extend until the earlier of (w) when each underwriter participating in the offering has completed the distribution of all securities of the Company purchased by it and (x) 180 days after the pricing of such offering, and the period of distribution of Registrable Securities pursuant to a Registration Statement for any other manner of distribution shall be deemed to extend, in the case of a Shelf Registration Statement, until the sale of all Registrable Securities covered thereby or, in the case of any other Registration Statement, the earlier of (y) the sale of all Registrable Securities covered thereby and (z) ninety (90) days after the effective date thereof (such period, including any extension pursuant to Section 2.4, the “Effectiveness Period”).

Section 2.8          Indemnification.

(a)          Indemnification Rights.

(i)          In the event of any registration or other offer and sale of any securities of the Company under the Securities Act pursuant to this Article II, the Company shall indemnify and hold harmless the Shareholder whose Shares are included in a Registration Statement and each Person, if any, that controls the Shareholder within the meaning of Section 15 of the Securities Act (each a “controlling person”), their respective officers, directors, employees, stockholders, general and limited partners, members, Representatives and Affiliates, and each controlling person of each Affiliate of any of the foregoing Persons (each, a “Shareholder Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages arising out of or based upon (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto or (B) any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to a Shareholder Registration Rights Indemnitee to the extent that any such Damages are arising out of or based upon any untrue statement or omission (or alleged untrue statement or omission) made in such Disclosure Package, Registration Statement, Prospectus (including any preliminary Prospectus), Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information about such Shareholder furnished to the Company by or on behalf of the Shareholder expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of any Shareholder Registration Rights Indemnitee and shall survive the transfer of securities by such Shareholder.

(ii)          The Shareholder whose Shares are included in a Registration Statement shall indemnify and hold harmless the Company and each of its officers who execute any of the Company’s filings with the SEC pursuant to the Exchange Act or the Securities Act, its directors, employees, stockholders, and each Person, if any, that controls the Company and each Affiliate of any of the foregoing Persons (each, a “Company Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages arising out of or based upon (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus or in any amendment or supplement thereto or (B) any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Shareholder expressly for use therein; provided, however, that in no event shall the obligations of the Shareholder hereunder exceed the net proceeds received by it from the sale of its Registrable Securities related to the matter in which Damages are sought.  Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of a Company Registration Rights Indemnitee and shall survive the Transfer of such securities by such Shareholder.

(iii)          If the indemnification provided for in Section 2.8(a)(i) or Section 2.8(a)(ii) is unavailable to a Shareholder Registration Rights Indemnitee or a Company Registration Rights Indemnitee, as applicable, with respect to any Damages referred to therein or is unenforceable or insufficient to hold a Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated therein, then the Company or the Shareholder, as applicable, in lieu of indemnifying such Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of such Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or the Shareholder, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations.  The relative fault of the Company or the Shareholder, as applicable, on the one hand, and of a Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Shareholder, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 2.8(a)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(a)(iii).

No Shareholder Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or the Shareholder, as applicable, if the Company or the Shareholder, as applicable, was not guilty of such fraudulent misrepresentation.  Notwithstanding anything herein to the contrary, in no event shall the liability of the Shareholder pursuant to this Section 2.8(a)(iii) be greater in amount than the amount of net proceeds received by it from the sale of such Registrable Securities related to the matter in which indemnification or contribution for Damages are sought.

(b)          Notice of Reg Rights Claim.

(i)          As used in this Agreement, the term “Reg Rights Claim” means a claim for indemnification or contribution by or on behalf of any Company Registration Rights Indemnitee or Shareholder Registration Rights Indemnitee, as the case may be, for Damages under Section 2.8(a) (such Person making a Reg Rights Claim, a “Reg Rights Indemnified Person”).  The Company (for its own Damages or for the Damages incurred by any other Company Registration Rights Indemnitee) or the Shareholder (for its own Damages or for the Damages incurred by any other Shareholder Registration Rights Indemnitee), as applicable, shall give notice of a Reg Rights Claim under this Agreement pursuant to a written notice of such Reg Rights Claim executed by the Company or the Shareholder, as applicable (a “Notice of Reg Rights Claim”), and delivered to the Company or the Shareholder, as applicable (such receiving party, the “Reg Rights Indemnifying Person”), promptly after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification arising out of or resulting from any item indemnified pursuant to the terms of Section 2.8(a)(i) or Section 2.8(a)(ii); provided that the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person’s right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person’s defense of such Reg Rights Claim is materially and adversely prejudiced thereby.

(ii)          Each Notice of Reg Rights Claim shall:  (A) state the aggregate amount (where practicable) that the Reg Rights Indemnified Person has incurred or paid in Damages arising from such Reg Rights Claim (which amount may include the amount of Damages claimed by a third party in an action (a “Third-Party Reg Rights Claim”) brought against such Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Reg Rights Indemnified Person); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person) of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person’s good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).

(c)          Defense of Third-Party Reg Rights Claims.

(i)          Subject to the provisions hereof, the applicable Reg Rights Indemnifying Person shall have the right (at its own expense) to elect to defend and assume control of the defense of any Third-Party Reg Rights Claim on behalf of a Reg Rights Indemnified Person, utilizing legal counsel reasonably acceptable to such Reg Rights Indemnified Person.  In the event such election is made, the Reg Rights Indemnified Person (unless itself controlling the Third-Party Reg Rights Claim in accordance with this Section 2.8(c)) may participate, through counsel of its own choice and, except as provided herein, at its own expense, in the defense of any Third-Party Reg Rights Claim.  The reasonable and documented costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person.

(ii)          A Reg Rights Indemnifying Person shall not be entitled to assume control of such defense, and the applicable Reg Rights Indemnified Person may assume the control and defense thereof, at the sole expense of the applicable Reg Rights Indemnifying Person, if (A) the Reg Rights Claim relates to, or arises in connection with, any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the Reg Rights Claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, (C) a conflict of interest between the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person exists with respect to the Reg Rights Claim or the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person have one or more conflicting defenses, in the reasonable view of their respective counsel, or (D) the Reg Rights Indemnifying Person has elected to have the Reg Rights Indemnified Person defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 2.8(c); provided that in no event shall the Reg Rights Indemnifying Person be liable for the fees and expenses of more than one separate counsel for all Reg Rights Indemnified Persons, which counsel shall be selected by the Shareholder (in the case of the Shareholder Registration Rights Indemnitees) or by the Company (in the case of the Company Registration Rights Indemnitees).

(iii)          Any party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (A) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof (including by promptly providing the other parties with copies of material legal documents filed or received in connection therewith) and (B) permit the other parties and their counsel to confer on the conduct of the defense thereof. The parties not controlling the defense will render to the party controlling the defense such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the party controlling the defense in connection therewith.

The Reg Rights Indemnifying Person shall reimburse the parties not controlling the defense for any reasonable and documented costs and expenses incurred in connection with providing such assistance. Notwithstanding anything to the contrary in this Agreement, no Party shall be required to disclose any information to the other Party or its Representatives, if doing so would be reasonably expected to violate any Law to which such Party is subject or could jeopardize (in the reasonable discretion of the disclosing Party) any attorney-client privilege available with respect to such information.

(iv)          If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.8(c), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person’s behalf and without the consent of the Reg Rights Indemnified Person; provided that (A) such settlement shall not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates, and (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Shareholder Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Shareholder Registration Rights Indemnitee) from any and all liabilities with respect to such Third-Party Reg Rights Claim, with prejudice.  If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.8(c), the Reg Rights Indemnified Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim only with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed).  No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim effected in accordance with this Section 2.8(c) shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim, to the extent such Damages are indemnifiable hereunder.  As used in this Section 2.8(c)(iv), the term “settlement” refers to any consensual resolution of the claim in question, including by consent decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term “settle” has a corresponding meaning.

Section 2.9          Free Writing Prospectuses.  Except for a Prospectus relating to Registrable Securities included in a Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, the Shareholder represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus, and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company and, in connection with any Public Offering, the underwriters.

Section 2.10          Information from and Obligations of the Shareholder.  The Company’s obligation to include the Shareholder’s Registrable Securities in any Registration Statement or Prospectus is contingent upon the Shareholder promptly:

(a)          furnishing to the Company in writing information with respect to its ownership of Registrable Securities and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by Law for use in connection with a Registration Statement or Prospectus (or any amendment or supplement thereto) and all information required to be disclosed in order to make the information the Shareholder previously furnished to the Company not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to the Shareholder necessary in order to make the statements therein not misleading;

(b)          complying with (i) the Securities Act and the Exchange Act, (ii) all applicable state securities Laws, (iii) the rules of any securities exchange or trading market on which the Shares are listed or traded and (iv) all other applicable regulations, in each case, in connection with the registration and the disposition of Registrable Securities;

(c)          notifying the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding the Shareholder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading;

(d)          providing the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus;

(e)          using commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement and any related Prospectus; and

(f)          furnishing the Company with all information required to be included in such Registration Statement or Prospectus by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests.

Section 2.11          Rule 144 Reporting.  With a view to making available to the Shareholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to make and keep available adequate current public information, as defined in Rule 144(c), including all periodic and annual reports and other documents (other than Form 8-K reports) required of the Company under Sections 13 or 15(d) of the Exchange Act, and so long as the Shareholder Beneficially Owns any Registrable Securities or securities convertible into or exercisable for Registrable Securities, furnish to the Shareholder forthwith upon request (and all of the following shall be deemed furnished if available on the SEC’s EDGAR system):  a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

Section 2.12          Termination of Registration Rights.  Notwithstanding anything to the contrary contained herein, the registration rights granted under this Article II terminate and are of no further force and effect (other than Section 2.3 and Section 2.8), on the date on which there cease to be any Registrable Securities.

Section 2.13          Transfer of Registration Rights.  Subject to Section 1.2, the Shareholder shall have the right to Transfer to any Person (such Person, a “Transferee Shareholder”), directly or indirectly, by written agreement, any or all of its rights and obligations granted under this Article II (and no other rights or obligations under this Agreement) in connection with a Transfer of all or a portion of its Registrable Securities to such Person; provided that (a) the Shareholder shall have the sole power to exercise the rights granted to the Shareholder under this Article II on behalf of any such Transferee Shareholder, and the Company shall not be obligated to take any action with respect to any Registrable Securities of any such Transferee Shareholder except upon notice and instructions by the Shareholder, (b) any notice or other communication by the Company to the Shareholder with respect to the matters governed by this Article II shall be deemed notice to a Transferee Shareholder with respect to any Registrable Securities held by such Transferee Shareholder, (c) no such Transfer shall increase the aggregate number of Demand Registrations that may be made under Section 2.1 by the Shareholder on behalf of itself or any such Transferee Shareholder to more than two (2) Demand Registrations in any twelve (12)-month period, (d) for purposes of this Article II, including, without limitation, any priority of inclusion or Underwriter Cutback, but not for purposes of determining whether the securities held by any Transferee Shareholder are Registrable Securities, all Registrable Securities held by such Transferee Shareholder shall be deemed held by the Shareholder, and (e) such Transferee Shareholder executes a joinder to this Agreement (a “Joinder”), in form and substance reasonably acceptable to the Company, pursuant to which (x) such Transferee Shareholder shall, following the applicable Transfer, become responsible for all obligations applicable to the Shareholder under this Article II with respect to the Registrable Securities Transferred to such Transferee Shareholder and (y) the Company shall acknowledge the rights of the Shareholder Transferee under this Article II.  If the Shareholder Transfers only a portion of its Registrable Securities, the Shareholder shall retain all rights and obligations under this Agreement with respect to the portion of the Registrable Securities that it continues to hold following such Transfer.

ARTICLE III
PREEMPTIVE RIGHTS

Section 3.1          General.  From the Closing Date until the Expiration Date, the Company shall not issue any New Securities to any Person, except in compliance with the provisions of this Article III.

Section 3.2          Timing and Procedure.  Prior to the consummation of the issuance of New Securities, the Company shall send a written notice thereof (a “Participation Notice”) to each Shareholder.  The Participation Notice shall include:

(a)          the principal terms of the proposed issuance, including (i) the number and kind of New Securities to be included in the issuance, (ii) the price per security of the New Securities, (iii) the percentage equal to the number of Shares immediately prior to the issuance of the New Securities divided by the aggregate number of the shares of common stock of the Company then issued and outstanding (the “Participation Percentage”), and (iv) the name of each Person to whom the New Securities are proposed to be issued (each a “Prospective Subscriber”); provided that, if the consideration to be paid by the Prospective Subscriber for the New Securities contains non-cash consideration, then the Participation Notice shall also specify the fair market value (as reasonably determined by the Company Board) of such non-cash consideration; and

(b)          an offer by the Company to issue to each Shareholder such portion (not in any event to exceed such Shareholder’s pro rata share (based upon the respective number of shares of common stock of the Company Beneficially Owned by such Shareholder) of the Participation Percentage) of the New Securities to be included in the issuance as may be requested by such Shareholder (the “Preemptive Rights Shares”), at the same price and otherwise on the same terms and conditions as the issuance to each of the Prospective Subscribers; provided that, if consideration to be paid by the Prospective Subscriber for the New Securities contains non-cash consideration, then such offer shall give each Shareholder the option to pay, in lieu of delivery of such non-cash consideration, cash in the amount of the fair market value (as reasonably determined by the Company Board) of such non-cash consideration; and provided, further, that, if the issuance of the Preemptive Rights Shares to such Shareholder would require approval of the stockholders of the Company pursuant to the NYSE Rule, such offer and any issuance of the Preemptive Rights Shares shall be conditioned on such stockholder approval being obtained (it being agreed that the Company shall not issue New Securities to any Person if such stockholder approval is not obtained).

Section 3.3          Exercise of Rights.  If any Shareholder desires to accept the offer contained in the Participation Notice, it shall send an irrevocable commitment (each a “Participation Commitment”) to the Company within ten (10) Business Days after the date of delivery of the Participation Notice specifying the amount or proportion of the Preemptive Rights Shares (not in any event to exceed such Shareholder’s pro rata share (based upon the number of shares of common stock of the Company it Beneficially Owns) of the Participation Percentage) which it desires to be issued.  If such Shareholder has not so accepted such offer pursuant to the foregoing sentence, it shall be deemed to have irrevocably waived its right under this Article III and the Company shall thereafter be free to issue the New Securities to the Prospective Subscribers within one hundred and twenty (120) days following the date of the Participation Notice on terms not materially more favorable to the Prospective Subscribers than those set forth in the Participation Notice, without any further obligation to such Shareholder.  If the Company has not completed the sale of the New Securities in accordance with the foregoing sentence, the Company shall provide a new Participation Notice to each Shareholder on the terms and provisions set forth in Section 3.2.

Section 3.4          Closing of Preemptive Issuance.  The closing of an issuance pursuant to this Article III shall take place at such time and place as the Company shall specify by notice to the applicable Shareholder given not less than three (3) Business Days prior to the closing of the issuance.  At the closing of any issuance under this Article III, the Company shall deliver to such Shareholder the originals of notes, certificates or other instruments evidencing the New Securities issued to such Shareholder, in each case, free and clear of any liens or encumbrances, with any transfer tax stamps affixed (if applicable), against delivery by such Shareholder of the applicable consideration.

Section 3.5          Reduction of Preemptive Issuance. Notwithstanding anything in this Article III to the contrary, if the amount of New Securities to be issued is for any reason less than the amount that was initially proposed to be issued as indicated in the Participation Notice, the Company may (whether before or after the applicable Shareholder has delivered a Participation Commitment to the Company) decrease the number of Preemptive Rights Shares that such Shareholder is entitled to subscribe for or purchase pursuant to this Article III to an amount not less than the amount necessary to allow such Shareholder to maintain (but not exceed) its pro rata share (based upon the number of shares of common stock of the Company it Beneficially Owns) of the Participation Percentage after giving effect to the issuance of the applicable New Securities.

Section 3.6          Exclusions.  The preceding provisions of this Article III shall not apply to:

(a)          any issuance of New Securities to officers, employees, directors, advisors or consultants of the Company or any subsidiary of the Company, in each case, in connection with their compensation or employment as such;

(b)          any issuance of New Securities in a Public Offering (which, for the avoidance of doubt, shall be governed by the provisions of Article II);

(c)          any pro rata dividend of New Securities made to all holders of the common stock of the Company; or

(d)          for the avoidance of doubt, any issuance of New Securities in connection with the transactions contemplated by the Merger Agreement.

ARTICLE IV
BOARD OF DIRECTORS

Section 4.1          Increase in the Company Board Size.  Effective on the date of this Agreement, the Company has increased the number of Directors constituting the Company Board from eight (8) to eleven (11) and has elected the following Persons to serve as new Directors in the class of Directors and the committee of the Company Board, in each case, as identified below:

Name of Director	Class of Directors to Serve in	Board Committee(s) to serve in
Kevin S. Penn	Class III	Nominating/Corporate Governance Committee Executive Committee
George Thanopoulos	Class II	Technology Committee
Loren S. Easton	Class I	Compensation Committee

Section 4.2          Right of Shareholder to Nominate Directors.  From the Closing Date until the Expiration Date, the Shareholder shall have the right to nominate to the Company Board:  (a) if the total number of Directors constituting the Company Board is eleven (11), (i) if the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, greater than eighteen percent (18%) of the outstanding shares of common stock of the Company, three (3) Directors, (ii) if the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, greater than nine percent (9%) and less than or equal to eighteen percent (18%) of the outstanding shares of common stock of the Company, two (2) Directors, and (iii) if the Shareholder and any Affiliate Shareholders Beneficially Own, in the aggregate, less than or equal to nine percent (9%) of the outstanding shares of common stock of the Company, one (1) Director, and (b) if the total number of Directors constituting the Company Board is less than eleven (11) or greater than eleven (11), a number of Directors equal to such total number of Directors multiplied by the percentage of outstanding shares of common stock of the Company Beneficially Owned by the Shareholder and any Affiliate Shareholders, rounding up in the case of any resulting fractional number of Directors (each, an “AS Nominee” and, after being elected to the Company Board, an “AS Director”).  If the number of AS Directors is less than or equal to three (3), each AS Director shall serve in a different class of Directors. If the number of AS Directors is greater than three (3), no more than two (2) AS Directors shall serve in any class of Directors.  The Shareholder shall have the right to nominate the AS Nominees from its Affiliates.  Any resignation of an AS Director required to give effect to this Section 4.2 as a result of a reduction in the amount of outstanding shares of common stock of the Company Beneficially Owned by the Shareholder and any Affiliate Shareholder will comply with the applicable rules of the New York Stock Exchange; provided that, for the avoidance of doubt, any such resignation need not be effective until the next annual meeting of the stockholders of the Company.

Section 4.3          Election of AS Directors to the Board. Following the Closing Date, to the extent that an AS Nominee must stand for election or an AS Director must stand for reelection, as the case may be, to the Company Board in connection with any annual or special meeting of stockholders of the Company at which Directors are to be elected (each such annual or special meeting, an “Election Meeting”), subject to the first sentence of Section 4.5(a), the Company agrees to (a) nominate and recommend that the holders of Capital Stock of the Company who are entitled to vote at such Election Meeting vote in favor of the election of such AS Nominees or the reelection of such AS Directors, as the case may be, (b) support the AS Nominees for election or the AS Directors for reelection, as the case may be, in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees and (c) otherwise use its commercially reasonable efforts to cause the election of the AS Nominees or the reelection of the AS Directors, as the case may be, to the Company Board at each Election Meeting.

Section 4.4          Proxy or Information Statement.  Within a reasonable time prior to the filing with the SEC of the Company’s proxy statement or information statement with respect to any Election Meeting, the Company shall, to the extent the Shareholder is then entitled to representation on the Company Board in accordance with this Agreement, provide the Shareholder with the opportunity to review and comment on the information contained in such proxy or information statement applicable to AS Nominees or AS Directors and shall take into account all reasonable comments from the Shareholder.

Section 4.5          Qualification and Replacements of AS Directors.

(a)          Each AS Director shall at all times until cessation of service on the Company Board meet any (x) applicable requirements or qualifications under applicable Law or applicable stock exchange rules and (y) the Company’s standard qualifications for Directors.  Notwithstanding anything set forth to the contrary in the Charter or the Bylaws, if an AS Director (i) is unable or unwilling to serve as a Director for any reason, (ii) is removed (upon death, resignation or otherwise), (iii) in the event that an AS Director or an AS Nominee, as the case may be, fails to be reelected or elected, as the case may be, at an Election Meeting solely as a result of failing to receive the required vote of the holders of voting Capital Stock as required by the Charter and the Bylaws, the Shareholder shall have the exclusive right to submit the name of a replacement candidate for such AS Director or AS Nominee, as the case may be (a “Replacement”), to the Governance Committee of the Company for its approval.  If so approved, such Replacement shall serve as the AS Nominee for election in the same class of Directors on the Company Board as the AS Director or AS Nominee for which such Person serves as a Replacement.  For each proposed Replacement that is not approved by the Company, the Shareholder shall have the right to submit another proposed Replacement to the Governance Committee for its approval on the same basis as set forth in the immediately preceding sentence and, for the avoidance of doubt, the Company shall not fill the vacancy on the Company Board during any period in which the appointment of an AS Director is pending without the prior written consent of the Shareholder.  The Shareholder shall have the right to continue submitting the name of a proposed Replacement to the Governance Committee for its approval until the Governance Committee approves that a Replacement may serve as a nominee for election or appointment as a Director or to serve as a Director, whereupon such Person shall be appointed as the Replacement.  To the extent a Replacement is nominated pursuant to this Section 4.5(a), the Company’s obligations under Section 4.3 shall be fulfilled with respect to such Replacement.

(b)          If any AS Director is serving on the Company Board on the Expiration Date, the Shareholder shall use its commercially reasonably efforts to cause such AS Director to promptly tender his or her resignation to the Company Board, which resignation the Governance Committee shall determine to accept or reject in its sole discretion.

Section 4.6          Board Committee Representation.  So long as the Shareholder has the right to nominate Directors to the Company Board in accordance with the terms of this Agreement, the Shareholder shall have the right to require that one AS Director be appointed to each of the committees of the Company Board, subject to applicable requirements or qualifications under applicable Law or applicable stock exchange rules (including with respect to director independence); provided that the Shareholder shall not have any right to require that any AS Director be appointed as the chair of any committee of the Company Board; and provided, further, that the identity of the particular AS Director appointed to each particular committee shall be subject to the reasonable mutual agreement of the Shareholder and the Company Board.

Section 4.7          Rights of the AS Directors.

(a)          The Company shall notify each AS Director, at the same time and in the same manner as such notification is delivered to the other members of the Company Board, of all regular meetings and special meetings of the Company Board and of all regular and special meetings of any committee of the Company Board of which such AS Director is a member.  The Company and the Company Board shall provide each AS Director with copies of all notices, minutes, consents and other material that it provides to all other members of the Company Board concurrently as such materials are provided to the other members.

(b)          Each AS Director shall be entitled to the same directors’ and officers’ insurance coverage as the other Directors and the same indemnification from the Company as such other Directors, in each case, effective no later than the date on which such AS Director joins the Company Board.  If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with each AS Director in the same form and substance as the other Directors.

Section 4.8          No Duty for Corporate Opportunities.  Notwithstanding anything to the contrary in this Agreement or in any policy or code of the Company, the Company, on behalf of itself and its subsidiaries, (a) acknowledges and affirms that the Shareholder and its Affiliates, employees, directors, partners and members, including any AS Director (the “AS Group”), (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in private equity, venture capital and other direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its subsidiaries that may, are or will be competitive with the Company’s or any of its subsidiaries’ businesses or that could be suitable for the Company’s or any of its subsidiaries’ interests, (ii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, Other Investments, (iii) may develop or become aware of business opportunities for Other Investments; and (iv) may or will, as a result of matters referred to in this Agreement, the nature of the AS Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments) or any other opportunities, in each case, that may arise in connection with the circumstances described in the foregoing clauses (i) – (iv) (collectively, the “Renounced Business Opportunities”), (c) acknowledges and affirms that no member of the AS Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its subsidiaries, and any member of the AS Group may pursue a Renounced Business Opportunity, and (d) acknowledges and affirms that any of the activities set forth in this Section 4.8 shall not be considered a violation of any policies and codes of the Company.  Notwithstanding the foregoing, the Company does not renounce its interest in, and an AS Director shall have an obligation to communicate to the Company Board, any business opportunity of which such AS Director first became aware in his or her capacity as a Director.

ARTICLE V
VOTING RIGHTS

Section 5.1          General.  Until the later of the Expiration Date and such time that the Shareholder continues to have an AS Director on the Company Board in accordance with Section 4.5(b), the Shareholder and any Affiliate Shareholder (i) shall attend, in person or by proxy, all meetings of the stockholders of the Company and shall vote all the Shares Beneficially Owned by the Shareholder or any Affiliate Shareholder, and (ii) shall deliver (or cause to be delivered) written consents for all the Shares Beneficially Owned by the Shareholder or any Affiliate Shareholder on any matter submitted for the written consent of the stockholders of the Company, in each case (i) and (ii), in the following manner:

(a)          with respect to any matter relating to (A) the election or removal of Directors to or from the Company Board, (B) compensation of directors, officers or other employees of the Company (including say-on-pay matters and option grants) and (C) the engagement of accountants, as recommended by the Company Board; and

(b)          with respect to any other matter (other than any Extraordinary Transaction), at the Shareholder’s or Affiliate Shareholder’s discretion, either (i) as recommended by the Company Board or (ii) in the same proportion in which all shares of Capital Stock entitled to vote or consent, as applicable, on such matter (other than the Shares Beneficially Owned by the Shareholder or any Affiliate Shareholder) that voted or submitted a written consent on such matter, as applicable, are actually voted or consented, as applicable.

Section 5.2          Extraordinary Transactions.

(a)          Neither the Shareholder nor any Affiliate Shareholder shall have an obligation to vote its shares or submit written consents in any prescribed manner in the case of any Extraordinary Transaction.  For the avoidance of doubt, nothing in this Article V shall (i) restrict the Shareholder’s or any Affiliate Shareholder’s ability to tender any of its Shares into a tender or exchange offer (regardless of whether or not the Company Board has recommended such tender or exchange offer) or (ii) be considered a waiver of any appraisal or dissenters’ rights with respect to any Extraordinary Transaction that the Shareholder or any Affiliate Shareholder may be entitled to under any applicable Law.

(b)          For the avoidance of doubt, nothing in this Article V shall require the Company Board to submit to a vote or written consent of the holders of any Capital Stock any matter that is not required to be submitted to such a vote or written consent by applicable Law.

Section 5.3          Standstill.  From the Closing until the date that is three (3) months following the Expiration Date, unless approved in writing by a majority of the Company Board (excluding the AS Directors), none of ASP MD Investco, any Affiliate Shareholder or American Securities shall, and American Securities shall cause its controlled Affiliates not to:

(a)          other than pursuant to Article III, acquire additional shares of common stock of the Company or any instruments convertible into or exercisable or exchangeable for common stock of the Company (including any options, swaps or other derivatives relating thereto), including any economic or voting interest in any of the foregoing;

(b)          propose to acquire the Company or take other actions to seek control of the Company, or to control or influence the Company Board or the management or policies of the Company, other than a private offer to the Company Board to acquire control of the Company made in a manner that would not reasonably be expected to require public disclosure by the Company, American Securities or any controlled Affiliate of American Securities (including in any Schedule 13D filed by American Securities or any controlled Affiliate of American Securities); provided that, in the event the Company Board rejects any such offer, American Securities shall, or shall cause its applicable controlled Affiliate to, promptly withdraw such offer;

(c)          make any public announcement with respect to, or submit a proposal for, any Extraordinary Transaction (provided that the Shareholder and any Affiliate Shareholder shall have the right to vote its Shares with respect to any Extraordinary Transaction in its discretion);

(d)          initiate or participate in proxy contests or other solicitations or campaigns seeking to replace, remove or oppose the election of any Director or other proxy contests, solicitations or campaigns with respect to governance or the operation of the business of the Company or its subsidiaries, including any Extraordinary Transaction or other proposals that do not have the support of the Company Board (provided that the Shareholder and any Affiliate Shareholder shall have the right to vote its Shares with respect to any Extraordinary Transaction in its discretion);

(e)          solicit, or participate in any solicitation of, proxies with respect to any Capital Stock, or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A of the Exchange Act) in opposition to any matter that has been recommended by a majority of the Company Board or in favor of any matter that has not been approved by a majority of the Company Board;

(f)          execute, or seek or solicit support for (whether publicly or privately), any written consent of stockholders with respect to the Company or the Shares;

(g)          seek (i) to call a meeting of holders of shares of common stock of the Company, (ii) to obtain additional representation on the Company Board (other than as a result of an increase in the size of the Company Board and pursuant to Section 4.2) or (iii) the removal or resignation of any of the Directors (other than any AS Director);

(h)          deposit any Shares in any voting trust or subject any Shares to any voting arrangement (other than solely among the Shareholder and/or any Affiliate Shareholder(s));

(i)          (A) enter into any substantive discussions or arrangements with, or actively assist or encourage, any third party with respect to any of the activities in clauses (a), (f) or (h), (B) enter into any discussions or arrangements with, or actively assist or encourage, any third party with respect to any of the activities in clauses (b), (c), (d), (e) or (g), or (C) otherwise form or join a Group in connection with any of the foregoing in clauses (a) through (h); or

(j)          seek an amendment of this Agreement or waiver, in each case, with respect to, or propose to do, any of the foregoing in clauses (a) through (i).

For the avoidance of doubt, nothing in this Section 5.3 shall restrict any actions taken by any AS Director at any meeting of the Company Board while exercising his or her fiduciary duties in his or her performance as a director.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

Section 6.1          Representations and Warranties of the Company.

The Company hereby represents and warrants to the Shareholder that:

(a)          The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)          The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action, and no other corporate action or proceeding on the part of the Company is necessary to authorize this Agreement.  This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each other Party, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

(c)          The execution and delivery of this Agreement by the Company does not, and the performance of the Company’s obligations hereunder will not, (i) conflict with or violate any provision of the Company’s organizational documents, (ii) conflict with or violate any Law applicable to the Company or (iii) conflict with or violate any provisions of any contracts or agreements to which the Company is party or by which the Company is bound.

Section 6.2          Representations and Warranties of ASP MD Investco.

ASP MD Investco hereby represents and warrants to the Company that:

(a)          ASP MD Investco is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)          ASP MD Investco has all requisite partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by ASP MD Investco has been duly and validly authorized by all necessary partnership action, and no other partnership or similar proceeding on the part of ASP MD Investco is necessary to authorize this Agreement.  This Agreement has been duly executed and delivered by ASP MD Investco and, assuming due authorization, execution and delivery by the other Parties, constitutes a legally valid and binding obligation of ASP MD Investco, enforceable against ASP MD Investco in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

(c)          The execution and delivery of this Agreement by ASP MD Investco does not, and the performance of ASP MD Investco’s obligations hereunder will not, (i) conflict with or violate any provision of ASP MD Investco’s organizational documents, (ii) conflict with or violate any Law applicable to ASP MD Investco or (iii) conflict with or violate any provisions of any contracts or agreements to which ASP MD Investco is party or by which ASP MD Investco is bound.

(d)          No limited partner of ASP MD Investco owns more than 10% of the partnership interests of ASP MD Investco.

Section 6.3          Representations and Warranties of each Affiliate Shareholder.

Each Affiliate Shareholder hereby represents and warrants to the Company that:

(a)          Such Affiliate Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)          Such Affiliate Shareholder has all requisite corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by such Affiliate Shareholder has been duly and validly authorized by all necessary corporate or similar action, and no other corporate or similar proceeding on the part of such Affiliate Shareholder is necessary to authorize this Agreement.  This Agreement has been duly executed and delivered by such Affiliate Shareholder and, assuming due authorization, execution and delivery by the other Parties, constitutes a legally valid and binding obligation of such Affiliate Shareholder, enforceable against such Affiliate Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

(c)          The execution and delivery of this Agreement by such Affiliate Shareholder does not, and the performance of such Affiliate Shareholder’s obligations hereunder will not, (i) conflict with or violate any provision of such Affiliate Shareholder’s organizational documents, (ii) conflict with or violate any Law applicable to such Affiliate Shareholder or (iii) conflict with or violate any provisions of any contracts or agreements to which such Affiliate Shareholder is party or by which such Affiliate Shareholder is bound.

Section 6.4          Representations and Warranties of American Securities.

American Securities hereby represents and warrants to the Company that:

(a)          American Securities is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York.

(b)          American Securities has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by American Securities has been duly and validly authorized by all necessary corporate or similar action, and no other corporate or similar proceeding on the part of American Securities is necessary to authorize this Agreement.  This Agreement has been duly executed and delivered by American Securities and, assuming due authorization, execution and delivery by the other Parties, constitutes a legally valid and binding obligation of American Securities, enforceable against American Securities in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

(c)          The execution and delivery of this Agreement by American Securities does not, and the performance of American Securities’ obligations hereunder will not, (i) conflict with or violate any provision of American Securities’ organizational documents, (ii) conflict with or violate any Law applicable to American Securities or (iii) conflict with or violate any provisions of any contracts or agreements to which American Securities is party or by which American Securities is bound.

ARTICLE VII
TERMINATION

Section 7.1          Termination.  This Agreement, other than Article II, shall terminate upon the earlier of (a) the date that is three (3) months following the Expiration Date and (b) the mutual written agreement of the Shareholder and the Company.  The provisions of Article II shall terminate upon the earlier of (a) the time when there are no longer any Registrable Securities and (b) the mutual written agreement of the Shareholder and the Company.

Section 7.2          Effect of Termination; Survival.  In the event of any termination of this Agreement pursuant to the first sentence of Section 7.1, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any Party, other than this Section 7.2 and Article VIII, which provisions shall survive such termination; provided, however, that nothing contained in this Agreement (including this Section 7.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1          Confidential Information.  The Shareholder and each Affiliate Shareholder shall hold, in strict confidence, and shall not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning the Company and its subsidiaries furnished to it by Company or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information can be shown to have been (i) previously known by the Shareholder or such Affiliate Shareholder on a non-confidential basis, (ii) in the public domain through no breach of the Shareholder or any Affiliate Shareholder of any of the confidentiality obligations to the Company, (iii) later acquired by the Shareholder or such Affiliate Shareholder from other sources not known by the Shareholder or such Affiliate Shareholder, after reasonable inquiry, to be subject to a duty of confidentiality with respect to such Confidential Information, and (b) Confidential Information may be disclosed by the Shareholder or such Affiliate Shareholder to its officers, directors, employees, partners, accountants, lawyers or other professional advisors to the extent any such Person needs to know such information in connection with (i) the management of the investment of the Shareholder and the Affiliate Shareholders in the Company or (ii) any offerings under Article II; provided that the Shareholder or such Affiliate Shareholder informs any such Person that such information is confidential.  If disclosure is required by judicial or administrative process or by any other requirement of Law, the Shareholder shall provide the Company with prompt written notice to the extent permissible by Law, together with a copy of any material proposed to be disclosed, so that the Company may (a) seek, at the Company’s expense, an appropriate protective order or other appropriate relief (and the Shareholder and the Affiliate Shareholders shall reasonably cooperate with the Company, at the Company’s expense, to obtain such order or relief), or (b) if the Company so elects, waive compliance with the provisions of this Section 8.1.

Section 8.2          Fees and Expenses; Tax Treatment.  Except as otherwise expressly provided herein or in the Merger Agreement, all expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.  The Company shall, and shall cause its applicable subsidiaries, not to take any action that could reasonably be expected to prevent the Merger from constituting a taxable transaction to the Shareholder pursuant to Section 1001 of the United States Internal Revenue Code of 1986, as amended.  The Company shall report the Merger as a taxable transaction and not take any position inconsistent with such treatment on any Tax Return, in connection with any audit or other legal proceeding or otherwise, unless required by a determination of the applicable Governmental Authority that is final.

Section 8.3          Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, upon delivery by an internationally recognized overnight courier service, upon delivery by facsimile transmission (solely with confirmation of receipt and with a confirmatory copy sent by an internationally recognized overnight courier service) or by email transmission (upon sending, so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating the recipient did not receive such email) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.3):

If to the Company, addressed to it at:

American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, Michigan 48211-1198
Attention:	David E. Barnes
Facsimile:	(313) 758-3897
Email:	David.Barnes@aam.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attention:	Scott Petepiece
Daniel Litowitz
Facsimile:	(212) 848-7179
Email:	spetepiece@shearman.com
daniel.litowitz@shearman.com

If to ASP MD Investco or any Affiliate Shareholder, addressed to it at:

c/o American Securities LLC
299 Park Avenue, 34th Floor
New York, NY 10171
Attention:	Eric Schondorf, Esq. / Kevin Penn
Facsimile:	(212) 697-5524
Email:	eschondorf@american-securities.com
kpenn@american-securities.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Michael E. Lubowitz
Facsimile:	(212) 310-8007
Email:	michael.lubowitz@weil.com

If to American Securities, addressed to it at:

American Securities LLC
299 Park Avenue, 34th Floor
New York, NY 10171
Attention:	Eric Schondorf, Esq. / Kevin Penn
Facsimile:	(212) 697-5524
Email:	eschondorf@american-securities.com
kpenn@american-securities.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Michael E. Lubowitz
Facsimile:	(212) 310-8007
Email:	michael.lubowitz@weil.com

Section 8.4          Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

“Action” means any litigation, suit, claim, action, proceeding, arbitration, mediation, hearing, inquiry or investigation (in each case, whether civil, criminal or investigative).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so affiliated to the specified Person. For purposes of this definition, “control” (including the terms control, controlled by or common control) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that no portfolio company of the Shareholder shall be deemed to be an “Affiliate” of the Shareholder; and provided, further, that the “controlled Affiliates” of American Securities shall be deemed to include American Securities Partners VI, L.P. and successor and predecessor private equity funds.

“Affiliate Shareholder” has meaning set forth in Section 1.1(b).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“American Securities” has meaning set forth in the preamble to this Agreement.

“AS Director” has meaning set forth in Section 4.2.

“AS Group” has meaning set forth in Section 4.8.

“AS Nominee” has meaning set forth in Section 4.2.

“ASR Eligible” means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in General Instruction I.D. to Form S-3.

“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficial Ownership” and related terms such as “Beneficially Owned” or “Beneficial Owner” have the meaning given such terms in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of Capital Stock shall be calculated in accordance with the provisions of such Rule.

“Business Day” means any day other than a day on which the SEC is closed.

“Bylaws” means the Second Amended and Restated By-Laws of the Company, dated as of July 28, 2016, as may be amended from time to time.

“Capital Stock” means any and all shares of common stock, preferred stock or other forms of equity authorized and issued by the Company (however designated, whether voting or non-voting) and any instruments convertible into or exercisable or exchangeable for any of the foregoing (including any options or swaps).

“Charter” means the Company’s Certificate of Incorporation, dated January 22, 1999, as may be amended from time to time.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Board” means the Board of Directors of the Company.

“Company Registration Rights Indemnitee” has the meaning set forth in Section 2.8(a)(ii).

“Confidential Information” has the meaning set forth in Section 8.1.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated August 23, 2016, by and among the Company, MPG and, with respect to the standstill provisions therein, American Securities LLC.

“controlling person” has the meaning set forth in Section 2.8(a)(i).

“Damages” means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, judgments, and reasonable and documented out-of-pocket expenses incurred or paid, including reasonable attorneys’ fees, costs of investigation or settlement, other professionals’ and experts’ fees, court or arbitration costs, but specifically excluding consequential damages, lost profits and indirect damages and punitive damages, exemplary damages and any taxes incurred as a result of any recovery received.

“Delaware Law” means the Delaware General Corporation Law.

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Demand Registration Request” has the meaning set forth in Section 2.1(a).

“Director” means a director of the Company.

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus, and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.

“Effectiveness Period” has the meaning set forth in Section 2.7.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Election Meeting” has the meaning set forth in Section 4.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exempt Person” means, collectively, a Person named on Schedule B attached hereto, together with such Person’s controlled Affiliates.

“Expiration Date” means the date at which the Shareholder and any Affiliate Shareholders cease to Beneficially Own, in the aggregate, at least seven and one-half percent (7.5%) of the outstanding shares of common stock of the Company.

“Extraordinary Transaction” means, in respect of any matter that is submitted to a vote of the holders of voting Capital Stock, (i) any amendments to the Charter or the Bylaws, (ii) any recapitalization, restructuring or similar transaction or series of transactions involving the Company, (iii) any dissolution or complete or partial liquidation, or similar arrangement, of the Company, (iv) any merger, consolidation or other business combination of the Company, (v) any issuance of any Capital Stock, (vi) any transaction with an “interested stockholder” (as such term is defined in Section 203 of Delaware Law), (vii) any ratification of a “defective corporate action” (as such term is defined in Section 205 of Delaware law) or (viii) any sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company to any third party.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.

“Former Affiliate” has meaning set forth in Section 1.1(b).

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.

“Governance Committee” means the Nominating/ Corporate Governance Committee of the Company.

“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

“Group” means a group within the meaning of Section 13d-3 of the Exchange Act.

“issuer free writing prospectus” has the meaning set forth in Section 2.9.

“Joinder” has the meaning set forth in Section 2.13.

“Law” means any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.

“Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the recitals to this Agreement.

“MPG” has the meaning set forth in the recitals to this Agreement.

“New Securities” means new shares of common stock of the Company, or any instrument convertible into or exercisable or exchangeable for common stock of the Company (including any options or swaps).

“Notice of Reg Rights Claim” has the meaning set forth in Section 2.8(b)(i).

“Notice of Suspension” has the meaning set forth in Section 2.4(a).

“NYSE Rule” means Rule 312 of the New York Stock Exchange Listed Company Manual or any successor rule thereof, or any similar rule of any other national securities exchange on which New Securities will be listed.

“Order” means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Authority.

“Other Investments” has meaning set forth in Section 4.8.

“Participation Commitment” has the meaning set forth in Section 3.3.

“Participation Notice” has the meaning set forth in Section 3.2.

“Participation Percentage” has the meaning set forth in Section 3.2(a).

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, syndicate, person (as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity, Governmental Authority or other organization of any kind.

“Preemptive Rights Shares” has the meaning set forth in Section 3.2(b).

“Primary Registration Statement” has the meaning set forth in Section 2.2.

“Prospective Subscriber” has the meaning set forth in Section 3.2(a).

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference, or deemed to be incorporated by reference, into such prospectus.

“Public Offering” means an underwritten public offering of the Shares pursuant to an effective registration statement under the Securities Act, other than (i) pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act or (ii) in connection with an offering of subscription rights.

“Reg Rights Claim” has the meaning set forth in Section 2.8(b)(i).

“Reg Rights Indemnified Person” has the meaning set forth in Section 2.8(b)(i).

“Reg Rights Indemnifying Person” has the meaning set forth in Section 2.8(b)(i).

“Registrable Securities” means the Shares held by the Shareholder, any Affiliate Shareholder and any Transferee Shareholder at any time following the date of this Agreement; provided, that any such Shares will cease to be Registrable Securities when (x) they are sold pursuant to a Registration Statement, (y) they are sold pursuant to Rule 144 (or any similar provisions then in force), or (z) with respect Shares held by (i) the Shareholder or any Affiliate Shareholders, when the Shareholder Beneficially Owns less than seven and one-half percent (7.5%) of the shares of common stock of the Company then outstanding and there are no AS Directors on the Company Board, or (ii) any Transferee Shareholders (other than an Affiliate Shareholder), where such Shares may be sold in a single transaction or series of transactions without volume, manner of sale or other limitations under Rule 144 (or any similar provisions then in force).

“Registration Expenses” means (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all expenses incurred by the Company in filing a Registration Statement, including, all registration and filing fees, fees and disbursements of counsel for the Company, SEC or FINRA registration and filing fees, all applicable ratings agency fees, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with securities or “blue sky” Laws, costs of any comfort letters required by any underwriter, listing fees, printing, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the Company’s internal expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on the New York Stock Exchange or any other securities exchange, roadshow expenses, all other expenses incident to the registration of the Registrable Securities and all reasonable fees and disbursements of one counsel to the Shareholder selected by the Shareholder; provided, that the term “Registration Expenses” does not include, and the Company shall not be responsible for, Selling Expenses.

“Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Renounced Business Opportunities” has meaning set forth in Section 4.8.

“Replacement” has the meaning set forth in Section 4.5(a).  At such time as a Replacement is elected, under the terms of this Agreement, to serve as a Director, such Replacement shall be deemed an AS Director for purposes of this Agreement.

“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.

“Requesting Third Party Shareholders” has the meaning set forth Section 2.2(b).

“Restricted Period” means the 6-month period commencing on the Closing Date.

“Restricted Stock” has the meaning set forth Section 2.5.

“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Secondary Registration Statement” has the meaning set forth Section 2.2(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Selling Expenses” means, in connection with the registration or offering and sale of the Registrable Securities, (i) all underwriting fees, discount and selling commissions fees, (ii) stock transfer taxes applicable to the sale of the Registrable Securities, and (iii) fees and expenses of any counsel to the Shareholder other than the counsel referred to in the definition of Registration Expenses.

“settlement” and “settle” have the meanings set forth in Section 2.8(c)(iv).

“Shareholder” has the meaning set forth in the preamble to this Agreement.

“Shareholder Registration Rights Indemnitee” has the meaning set forth in Section 2.8(a)(i).

“Shares” means any shares of common stock of the Company Beneficially Owned by the Shareholder or any Affiliate Shareholder.

“Shelf Registration Statement” means a registration statement filed with the SEC for the sale of Shares pursuant to Rule 415 under the Securities Act.

“Suspension Period” has the meaning set forth in Section 2.4.

“Taxes” means (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; (b) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; and (c) customs duties, tariffs and similar charges.

“Tax Return” shall mean any return, declaration, report, election, claim for refund or information return or other statement or form filed or required to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third-Party Reg Rights Claim” has the meaning set forth in Section 2.8(b)(ii).

“Transaction Shelf Registration Statement” shall have the meaning set forth in Section 2.1(c).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, Shares.

“Transferee Shareholder” shall have the meaning set forth in Section 2.13.

“Underwriter Cutback” shall have the meaning set forth in Section 2.1(e).

“Underwritten Block Trade” shall have the meaning set forth in Section 2.1(f).

“well-known seasoned issuer” has the meaning set forth in Section 2.1(h).

Section 8.5          Interpretation; Headings.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.  Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.  References to a Person are also to its successors and permitted assigns.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day.  Each of the parties hereto has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.  References to “days” shall mean “calendar days” unless expressly stated otherwise.  Unless expressly referred to otherwise herein, all references to “the Shareholder” shall mean ASP MD Investco and American Securities, collectively, and all rights of, or actions to be taken by, the Shareholder shall be rights of and actions to be taken by ASP MD Investco and American Securities, collectively; provided, however, that any reference to “each Shareholder” shall mean each of ASP MD Investco, American Securities and any Affiliate Shareholder.

Section 8.6          Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.7          Entire Agreement.  This Agreement (including any Schedule hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements (including the standstill provisions in the Confidentiality Agreement) and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

Section 8.8          Assignment.  Except to the extent provided in Section 1.1(b) and Section 2.13, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by the Shareholder or any Affiliate Shareholder without the prior written consent of the Company or by the Company without the prior written consent of the Shareholder.  Any purported assignment in breach of this Section 8.8 shall be null and void.

Section 8.9          Further Assurances.  Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.

Section 8.10          Parties in Interest; Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties.  The representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.11          Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.  The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if the Delaware Court of Chancery does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in the United States District Court for the District of Delaware.  Consistent with the preceding sentence, each of the Parties hereby (i) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 8.3; (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts; and (iv) agrees not to move to transfer any such Action to a court other than any of the above-named courts.

Section 8.12          Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS.  EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13          Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.14          Specific Performance.  The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, a non-breaching Party shall be entitled to (a) an order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach.  Each Party further agrees that the non-breaching Party shall not be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.14, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.15          Amendment.  This Agreement may not be amended except by an instrument in writing signed by the Company and the Shareholder.

Section 8.16          Waiver.  At any time, either the Company or the Shareholder (on behalf of itself and any Affiliate Shareholder) may, to the extent permitted by applicable Law, (a) extend the time for the performance of any obligation or other act of the other Party, (b) waive any breach or inaccuracy in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant hereto, and (c) waive compliance by the other Party with any agreement or condition to its own obligations contained in this Agreement.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.  Notwithstanding the foregoing, no failure or delay by either Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ David E. Barnes
	Name:	David E. Barnes
	Title:	Vice President, General Counsel & Secretary

ASP MD INVESTCO L.P.

By:	/s/ Kevin Penn
	Name:	Kevin Penn
	Title:	Vice President

AMERICAN SECURITIES LLC

By:	/s/ Michael G. Fisch
	Name:	Michael G. Fisch
	Title:	President and Chief Executive Officer

[Signature Page to Stockholders’ Agreement]